    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1999
                                                  REGISTRATION NO. 333-88545

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        -------------------------------
                                   FORM S-3/A
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                         -------------------------------
                           SUNGARD DATA SYSTEMS INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                      1285 DRUMMERS LANE,                                 51-0267091
(State or other jurisdiction of                     WAYNE, PENNSYLVANIA 19087                           (I.R.S. Employer
incorporation or organization)                           (610) 341-8700                                Identification No.)
                                    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        -------------------------------

                          LAWRENCE A. GROSS, ESQUIRE
                      VICE PRESIDENT AND GENERAL COUNSEL
                           SUNGARD DATA SYSTEMS INC.
                 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                        -------------------------------
                        -------------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

  SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED OCTOBER 22, 1999.


                                  PROSPECTUS
                                  ----------

                           SUNGARD DATA SYSTEMS INC.

                       1,370,445 SHARES OF COMMON STOCK

  The stockholders of SunGard Data Systems Inc. listed in this prospectus under the title "Selling Stockholders" are offering and selling 1,370,445 shares of SunGard common stock pursuant to this prospectus. The selling stockholders may use this prospectus to sell their stock from time to time until August 31, 2001. SunGard will not receive any part of the proceeds from the sale of these shares of common stock. As of the date of this prospectus and including the number of SunGard shares registered under this prospectus, SunGard has 11,618,847 shares registered for resale on Form S-3 registration statements.

  The selling stockholders may sell their SunGard common stock in one or more transactions on the New York Stock Exchange at prevailing market prices or at privately negotiated prices.

  SunGard's common stock is listed on the New York Stock Exchange under the symbol "SDS." On October __, 1999, the last reported sale price of the common stock was $_____ per share.


  Investment in the shares involves risks, some of which are described under "Risk Factors" beginning on page 4.

  Neither the Securities and Exchange Commission nor any state securities Commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                         -----------------------------

               THE DATE OF THIS PROSPECTUS IS OCTOBER __, 1999



  The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

    You should rely only on the information or representations provided in this prospectus. SunGard has not authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.


                               TABLE OF CONTENTS


                                                        Page
                                                        ----

Where You Can Find More Information................       3

About SunGard......................................       3

Use of Proceeds....................................       4

Forward-Looking Statements.........................       4

Risk Factors.......................................       4

Selling Stockholders...............................       6

Plan of Distribution...............................       7

Legal Opinion......................................       8

Experts............................................       8

                      WHERE YOU CAN FIND MORE INFORMATION

     SunGard has filed a registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC") that provides additional information about SunGard and the SunGard common stock owned by the selling stockholders. This prospectus is part of that registration statement, but does not contain certain information that is in the registration statement. For such additional information, you must read that registration statement along with its exhibits.

     SunGard files annual, quarterly and special reports, proxy statement and other information with the SEC. You may read and copy any document SunGard files at the SEC`s Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. You may also obtain such materials and any other information about SunGard at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding SunGard and other registrants that electronically file their reports with the SEC. The address of the site is http://www.sec.gov.

     The SEC allows SunGard to "incorporate by reference" the information SunGard files with them, which means that SunGard can disclose important information to you by referencing you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that SunGard files with the SEC will automatically update and supersede this information. SunGard incorporates by reference the documents listed below and any future filings SunGard makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 until the selling stockholders sell all of the shares or until August 31, 2001, whichever is earlier.

        . SunGard's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        . SunGard's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

        . SunGard's Current Reports on Form 8-K filed with the Commission on October 4, 1999 and October 7, 1999; and

        . The description of SunGard Common Stock that is incorporated by reference in SunGard's registration statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

          INVESTOR RELATIONS
          SUNGARD DATA SYSTEMS INC.
          1285 DRUMMERS LANE
          WAYNE, PENNSYLVANIA 19087
          TELEPHONE: (610) 341-8700.

                                 ABOUT SUNGARD

     SunGard's business is computer service and application software. SunGard is the only large specialized provider of proprietary investment support systems and is the pioneer and a leading provider of comprehensive computer disaster recovery services. SunGard is a Delaware corporation that was organized in 1982. SunGard's principal executive offices are located at 1285 Drummers Lane, Wayne, Pennsylvania, 19087, and its telephone number is (610) 341-8700.

                                USE OF PROCEEDS

     All net proceeds from the sale of the SunGard shares will go to the selling stockholders who offer and sell their shares. Accordingly, SunGard will not receive any proceeds from the sale of the shares by the selling stockholders.

                          FORWARD-LOOKING STATEMENTS

     This Prospectus or other documents incorporated by reference in this Prospectus contain forward-looking statements made by SunGard that are subject to risks and uncertainties and that may change at any time and differ from actual results. Forward-looking statements include information about possible or assumed future financial results of SunGard and usually contain words such as "believes," "expects," "anticipates" or similar expressions. SunGard derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While SunGard believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors such as:

 .  the timing and magnitude of software sales;

 .  the effect of year 2000 issues on software and services buying decisions;

 .  the timing and scope of technological advances and year 2000 compliance;

 .  the integration and performance of acquired businesses;

 .  the prospects for future acquisitions; and

 .  the overall condition of the financial services industry.

     Certain of these factors are further discussed below. These factors, as and when applicable, are discussed in SunGard's filings with the Securities and Exchange Commission, including its most recent Form 10-K, a copy of which may be obtained from SunGard without charge. See "Where You Can Find More Information." These factors and those discussed below should be considered in evaluating SunGard's forward-looking statements and any investment in SunGard's common stock.

                                  RISK FACTORS

     You should carefully consider the risks described below before making any investment decision. The risks and uncertainties described below are not the only ones facing SunGard. Additional risks and uncertainties not presently known to SunGard or that SunGard currently deems immaterial may also impair SunGard business operations. If any of the following risks actually occur, SunGard's business, financial condition or results of future operations could be materially adversely affected. In such case, the trading price of SunGard's common stock could decline, and you may lose all or part of your investment.

     SUNGARD'S GROWTH STRATEGY DEPENDS IN PART ON ACQUISITIONS. IF SUNGARD IS UNABLE TO ACQUIRE BUSINESSES ON FAVORABLE TERMS OR SUCCESSFULLY INTEGRATE AND MANAGE THE BUSINESSES ACQUIRED, SUNGARD'S BUSINESS AND FINANCIAL RESULTS MAY SUFFER.

     SunGard intends to grow by expanding its existing businesses and by acquiring similar or complementary businesses, including acquisitions that are intended to qualify for pooling-of-interests accounting treatment. This growth strategy is subject to a number of risks which could adversely affect SunGard's business and financial results, including:

 . SunGard may not be able to find suitable businesses to acquire on affordable terms;

 . competition from other acquirors and stock market fluctuations may make it more difficult for SunGard to find and complete acquisitions;

 . SunGard may have to raise money in the debt or equity markets to finance future acquisitions;

 . one or more acquisitions may not qualify for pooling-of-interests accounting treatment;

 . at any given time, a large number of shares of SunGard's common stock issued to acquire businesses may become freely tradeable in the market; and

 . the Financial Accounting Standards Board, or FASB, recently voted unanimously to eliminate the use of pooling of interests accounting treatment beginning on January 1, 2001. In addition, FASB is considering a variety of proposals to change the treatment of purchase accounting. The resolution of these proposed changes may adversely affect SunGard's ability to continue to grow by acquiring similar or complementary businesses.

     The businesses acquired by SunGard may perform worse than expected or may be more difficult to integrate and manage than expected. If that happens, SunGard may suffer a number of adverse consequences, including:

 . SunGard may have to devote unanticipated financial and management resources to the acquired businesses;

 .  SunGard may not be able to realize expected operating efficiencies; and

 . SunGard may have to write off goodwill or other intangible assets if the acquisition was accounted for as a purchase.

     SUNGARD'S SUCCESS DEPENDS IN PART ON ADAPTING ITS COMPUTER SERVICES AND SOFTWARE TO CHANGES IN TECHNOLOGY AND CHANGES IN ITS CUSTOMERS' BUSINESSES. IF SUNGARD DOES NOT SUCCESSFULLY UPDATE ITS SERVICES AND SOFTWARE, OR IF ITS NEW PRODUCTS OR SERVICES ARE NOT TIMELY DELIVERED OR WELL RECEIVED BY CUSTOMERS, SUNGARD'S BUSINESS AND FINANCIAL RESULTS MAY SUFFER.

     SunGard's ability to successfully update its services and software and timely develop and deliver new products and services required by its customers is subject to a number of risks which could adversely affect SunGard's business and financial results, including:

 . SunGard may find it difficult to update its services and software and timely develop and deliver its new products and services in a cost-effective manner, especially when faced with rapid technological changes that are hard to predict; and

 . SunGard may find it difficult to update its services and software to keep pace with business, regulatory and other developments in the financial services industry in which most of SunGard's customers operate.

     SUNGARD'S BUSINESS IS DEPENDENT LARGELY ON THE FINANCIAL SERVICES INDUSTRY. IF THAT INDUSTRY DOES POORLY, SUNGARD'S BUSINESS AND FINANCIAL RESULTS MAY SUFFER.

     SunGard sells most of its computer services and software to banks, mutual funds, brokers, insurance companies and other financial services firms. If the financial services industry or SunGard's customers in the financial services industry experience problems, SunGard's business and financial results could be adversely affected. For example, SunGard may suffer if securities trading activity declines, the number or value of managed portfolios decreases, or there is continued consolidation among firms in the financial services industry.

     THE ADVENT OF YEAR 2000, INCLUDING ANY FAILURE BY SUNGARD TO MAKE ITS PRODUCTS YEAR 2000 COMPLIANT OR TO FULFILL YEAR 2000 COMMITMENTS TO CUSTOMERS, MAY ADVERSELY EFFECT SUNGARD'S BUSINESS AND FINANCIAL RESULTS.

     SunGard has made many of its products year 2000 compliant so that they can handle dates in the year 2000 and beyond. However, SunGard is still working on making some of its important products year 2000 compliant. In addition, SunGard has made commitments to some customers that need to convert off non-year 2000 compliant systems, and as a result, SunGard must meet significant development obligations and complete conversions before the end of 1999. SunGard's year 2000 compliance efforts are subject to a number of risks which could adversely affect SunGard's business and financial results, including:

 . SunGard may not be able to make all of its important products year 2000 compliant;

 . SunGard may not be able to timely meet its year 2000 commitments to customers;

 . SunGard may have to add personnel and buy new software and hardware earlier than planned to complete its year 2000 compliance efforts, which could cause an unexpected increase in expenses;

 . SunGard's expenses may increase faster than expected because year 2000 issues are causing a shortage in the availability of experienced programmers; and

 . SunGard may encounter unanticipated year 2000 problems, like a problem with another company's software or hardware that interacts with SunGard's products or that is used by SunGard.

     SunGard believes that year 2000 compliance issues have caused some acceleration of software buying and conversion activity. As a result, SunGard's rate of internal growth may decline in the second half of 1999 or in the year 2000, which could adversely affect SunGard's business and financial results.


                             SELLING STOCKHOLDERS

     The following table provides certain information as of the date of this prospectus regarding each selling stockholder's ownership of SunGard common stock and as adjusted to give effect to the sale of the shares offered by this prospectus. All of the shares being offered by the selling stockholders were acquired by them as a result of private placement transactions. The shares are being registered to permit public secondary trading in the shares, and the selling stockholders may offer the shares for resale from time to time. See "Plan of Distribution."

                                              # of Shares             # of Shares           # of Shares           % of Shares
                                              Owned Before           Being Offered          Owned After           Owned After
     Name of Selling Stockholder              the Offering             For Sale            the Offering          the Offering
---------------------------------------       ------------           -------------         ------------          -------------
Sylvain Abitbol......................          36,761                    33,085                3,676                   *
Ralph Benatar........................          36,761                    33,085                3,676                   *
Eric Benatar.........................           6,123                     5,511                  612                   *
Marc-Andre Hetu......................          20,824                    18,742                2,082                   *
Luc Major............................          59,136                    53,222                5,914                   *
Jeffrey K. Olle(1)...................          96,526                    87,151                9,375                   *
Scott J. Olle(2).....................         229,999                   208,124               21,875                   *
Geoffrey J. Schmidt..................         397,285                   377,421               19,864                   *
Gerald R. Schmidt(3).................         288,826                   274,385               14,441                   *
Richard Seguin(4)....................           9,185                     8,267                  918                   *
Thomas Selby.........................           3,515                     3,164                  351                   *
Francis Wenzel.......................           5,745                     5,171                  574                   *
Trustees of Fiducie Familiale                  79,732                    71,759                7,973                   *
 Richard Seguin......................
Trustees of Fiducie Familiale                  79,732                    71,759                7,973                   *
 Sylvain Abitbol.....................
Trustees of Fiducie Familiale Ralph            79,732                    71,759                7,973                   *
 Benatar.............................
Trustees of Fiducie Familiale Eric             53,155                    47,840                5,315                   *
 Benatar.............................

____________________________
*    Less than one (1) percent of the outstanding Common Stock of SunGard.

(1) Mr. Jeffrey Olle is Vice President of Objective Resources Group, Corp., a wholly owned subsidiary of SunGard.

(2) Mr. Scott Olle is President of Objective Resources Group, Corp., a wholly owned subsidiary of SunGard.

(3) Mr. Schmidt is President of PEAK 1 Resources, Inc., a wholly owned subsidiary of SunGard.

(4) Mr. Seguin is President of Exchange Market Systems E.M.S. Inc., a wholly owned subsidiary of SunGard.

                             PLAN OF DISTRIBUTION

     The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may sell the shares from time to time in one or more transactions on the New York Stock Exchange (which may involve block transactions), in special offerings, in negotiated transactions, or otherwise. Such sales may be made at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, or at negotiated prices. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 might be sold under the terms of such rule rather than pursuant to this prospectus.

     The selling stockholders may use brokers or dealers to sell their shares. If this happens, such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts negotiated immediately prior to the sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and their commissions or discounts and other compensation may be deemed underwriters' compensation.

     If a selling stockholder notifies SunGard of any other material arrangement that it has entered into with a broker or dealer for selling shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, SunGard will file a supplemented prospectus, if required, pursuant to Rule 424(c) under the Securities Act of 1933. In that supplemented prospectus, SunGard will disclose:

     .  the name of each such broker-dealer;
     .  the number of shares involved;
     .  the price at which such shares were sold;
     . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
     . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
     .  any other facts material to the transaction.

     This registration statement will remain effective until the earlier of (i) the date on which all of the shares included in the registration statement have been distributed to the public or (ii) August 31, 2001.

     SunGard will pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the shares, all legal fees and filing fees relating to state securities or "blue sky" filings, the filing fee payable to the New York Stock Exchange and all printing fees incurred in connection herewith. Each selling stockholder will pay his, her or its own legal and accounting fees and any other expenses incurred by the selling stockholder. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder selling such shares.

     SunGard has agreed to indemnify the selling stockholders in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act of 1933. Each selling stockholder has agreed to indemnify SunGard, its directors, and its officers who sign the registration statement against certain liabilities, including liabilities arising under the Securities Act of 1933.

                                 LEGAL OPINION

     For the purposes of this offering, Lawrence A. Gross, Esquire, SunGard's Vice President and General Counsel, is giving his opinion on the legality of the shares being registered. As of the date of this prospectus, Mr. Gross owns 5,294 shares of SunGard common stock and has the right to acquire under options 98,817 shares of SunGard common stock in the next 60 days.

                                    EXPERTS

     The consolidated balance sheets of SunGard and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby.


SEC registration fee paid by the Company..........  $ 7,500
Legal fees and expenses...........................    5,000
Accounting fees and expenses......................    4,000
Miscellaneous.....................................    1,000
          Total...................................  $17,500

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law provides, in substance, that Delaware corporations will have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

     SunGard's Bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

     As permitted by the Delaware General Corporation Law, SunGard has adopted an amendment to its Amended and Restated Certificate of Incorporation to eliminate the personal liability of its directors to SunGard and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, SunGard has entered into indemnification agreements (in the form approved by SunGard's stockholders at its 1987 Annual Meeting) with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

     SunGard has obtained directors' and officers' liability insurance that covers certain liabilities, including liabilities to SunGard and its stockholders, in the amount of $20 million.

ITEM 16.  EXHIBITS

NUMBER                             DOCUMENT
------   ----------------------------------------------------------------------
   5.1* Opinion of Counsel as to the validity of the issuance of the shares of SunGard Common Stock to be registered.
  23.1*  Consent of PricewaterhouseCoopers LLP, independent accountants.
  23.2*  Consent of Counsel (included in Exhibit 5.1).
  24.1*  Power of attorney of certain signatories (included on the Signature
         Page).

     *   Previously filed

                                       I

ITEM 17.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SunGard pursuant to the foregoing provisions, or otherwise, SunGard has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SunGard of expenses incurred or paid by a director, officer or controlling person of SunGard in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SunGard will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       II

                                  SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN WAYNE, PENNSYLVANIA, ON THE DATE INDICATED.

                                 SUNGARD DATA SYSTEMS INC.

Date:  October 22, 1999          By:      /S/Michael J. Ruane
                                          -------------------------
                                             MICHAEL J. RUANE
                                             CHIEF FINANCIAL OFFICER AND
                                             VICE PRESIDENT FINANCE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        CAPACITY                                DATE
              ---------                        --------                                ----
---------------------------------------   Chief Executive Officer,               October 22, 1999
            JAMES L. MANN                 President, and Chairman
                                          of the Board of Directors
                                         (principal executive officer)

---------------------------------------   Chief Operating Officer and            October 22, 1999
           CRISTOBAL I. CONDE             Director

            s/ Michael J. Ruane           Chief Financial Officer and            October 22, 1999
--------------------------------------    Vice President-Finance
              MICHAEL J. RUANE           (principal financial officer)

--------------------------------------    Vice President and Controller          October 22, 1999
            ANDREW P. BRONSTEIN          (principal accounting officer)

--------------------------------------    Director                               October 22, 1999
            GREGORY S. BENTLEY

--------------------------------------    Director                               October 22, 1999
             MICHAEL C. BROOKS

--------------------------------------    Director                               October 22, 1999
            ALBERT A. EISENSTAT

--------------------------------------    Director                               October 22, 1999
            BERNARD GOLDSTEIN

-------------------------------------     Director                               October 22, 1999
              MICHAEL ROTH

--------------------------------------    Director                               October 22, 1999
            MALCOLM I. RUDDOCK

--------------------------------------    Director                               October 22, 1999
           LAWRENCE J. SCHOENBERG